                                                                     Exhibit 3.2
                                                                     -----------

                                    BY-LAWS

                                      -of-

                               IWO HOLDINGS, INC.

                            (A Delaware Corporation)

                                   ARTICLE I
                                   ---------


                                    OFFICES
                                    -------

          Section 1.  Registered Office.  The registered office of the
                      -----------------
Corporation in the State of Delaware shall be at 1013 Centre Road, City of Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

          Section 2.  Other Offices.  The Corporation may also have offices at
                      -------------
such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

          Section 3.  Definitions.  "Stockholders Agreement" means the
                      -----------
Stockholders Agreement, dated as of December 20, 1999, by and among the Corporation, the holders of the Corporation's Class B Common Stock listed on Exhibit A thereto, Investcorp Investment Equity Limited, a Cayman Islands corporation, and the other holders of Class D Common Stock of the Corporation.

                                   ARTICLE II
                                   ----------


                              STOCKHOLDER MEETINGS
                              --------------------

          Section 1.  Annual Meeting.  The annual meeting of stockholders of the
                      --------------
Corporation shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

          If the election of directors shall not be held on the day designated for the annual meeting or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient. At such meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

          Section 2.  Special Meeting.  Special meetings of the stockholders,
                      ---------------
for any purpose or purposes, shall be held whenever called by the Board of Directors, either by written instrument or by the vote of a majority, and shall be called whenever stockholders owning a majority of the capital stock issued and outstanding shall, in writing, make application therefor to the Chairman of the Board, if there be one, the Chief Executive Officer, the President, any Vice President, the Secretary or any Assistant Secretary, stating the object of such meeting.

          Section 3.  Place and Time.  Annual meetings and special meetings
                      --------------
shall be held at such place, within or without the State of Delaware, and such time as the Board of Directors may, from time to time, fix. Whenever the Board of Directors or the officer of the Corporation calling a meeting shall fail to fix such place or time, the meeting shall be held at the registered office of the Corporation in the State of Delaware at four o'clock in the afternoon.

          Section 4.  Notice.  Notice of all meetings shall be in writing and
                      ------
shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and to which its business will be limited. The notice for a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled thereto. If mailed, such notice shall be deemed given when deposited in a United States post office or letter box with first class postage thereon prepaid, directed to the stockholder at his record address or at such other address for the mailing of notices as he may have furnished in writing to the Secretary of the Corporation. Notice of a meeting need not be given to any stockholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who submits a signed waiver of notice in person or by proxy, before or after the meeting.

          Section 5.  Adjourned Meeting.  No notice need be given of any
                      -----------------
adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled thereto. At any adjourned meeting, the Corporation may transact any business which might have been transacted on the original date of the meeting.

          Section 6.  Conduct of Meetings.  Meetings of the stockholders shall
                      -------------------
be presided over by the Chairman of the Board, if there be one, or in his absence, the Chief Executive Officer, if there by one and if present, or, in his absence, by the President, if present, or, in their absence, by any Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, any Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

          Section 7.  Appointment of Inspectors.  The Board of Directors, in
                      -------------------------
advance of any meeting, may, but need not, appoint one or more inspectors, who need not be stockholders, to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by

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appointment made at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

          Section 8.  List of Stockholders.  The Secretary or such other officer
                      --------------------
of the Corporation having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Section 9.  Quorum.  Except as otherwise provided by statute or by the
                      ------
Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn a meeting despite the absence of a quorum.

          Section 10.  Proxy  Representation.  Any stockholder may authorize
                       ---------------------
another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          Section 11.  Voting.  Except as otherwise provided by statute or by
                       ------
the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting rights shall be entitled at each meeting of stockholders to one vote for each share of stock of the Corporation standing in his name on the records of the Corporation on the date fixed as the

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record date for the determination of the stockholders entitled to notice of and to vote at such meeting. Except as otherwise provided herein, by statute, or by the Certificate of Incorporation, any corporate action (including the election of directors) to be taken by vote of the stockholders shall require the approval of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on such action. No vote need be by ballot, but in case of a vote by ballot, each ballot shall be signed by the voting stockholder or his proxy and shall state the number of shares of stock voted.

          Section 12.  Stockholder Action Without Meeting.  Any action required
                       ----------------------------------
by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

          Section 1.  Powers, Qualifications and Number.  The property, business
                      ---------------------------------
and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation, except as may be otherwise provided by statute or the Certificate of Incorporation. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be fixed by the Board of Directors or the vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on such action.

          Section 2.  Election, Term and Vacancies.  The initial directors shall
                      ----------------------------
be elected by the Incorporator and shall hold office until the first annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. Thereafter, except as otherwise provided by statute or by the Certificate of Incorporation, directors shall be elected at each annual meeting of stockholders. Such directors and directors who are elected in the interim prior to such a meeting to fill newly created directorships shall hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. In the interim prior to a meeting of stockholders for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors, may be filled only by the vote of a majority of the directors that the Corporation would have if there were no vacancies, and pursuant to the Stockholders Agreement.

          Section 3.  Resignation and Removal.  Any director may resign at any
                      -----------------------
time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Subject to the Stockholders Agreement, any or all of the directors may be removed with or without cause by the stockholders at a special meeting therefor and, except as otherwise provided by statute or by the Certificate of Incorporation, may be removed for cause by the Board of Directors.

          Section 4.  Executive Committee.  Whenever there shall be more than
                      -------------------
three directors, the Board of Directors may, by resolution adopted by a majority of the directors that the Corporation would have if there were no vacancies, designate from among its members three or more directors to constitute an Executive Committee (the composition of such committee shall be consistent with the provisions of the Stockholders Agreement for so long as such provisions remain in effect) that, to the extent conferred by the resolution designating it and except as otherwise provided by statute, shall have and may exercise all the authority of the Board of Directors. Whenever the Board of Directors is not in session or whenever a quorum fails to attend any regular, stated or special meeting of the Board of Directors, such committee shall advise and aid the officers of the Corporation in all matters concerning the management of its business and affairs and generally, except as limited above, perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it. Unless the Board of Directors shall provide otherwise, a majority of the members of the Executive Committee may fix the time and place of and shall constitute a quorum for transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee shall keep written minutes of its proceedings, reporting such minutes to the Board of Directors, and may make rules for the conduct of its business and appoint any subcommittees and assistants it considers necessary. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of or dissolve such committees each on a majority vote.

          Section 5.  Other Committees.  The Board of Directors may, by
                      ----------------
resolution adopted by a majority of the directors that the Corporation would have if there were no vacancies, designate from among its members two or more directors to constitute committees (the composition of such committee shall be consistent with the provisions of the Stockholders Agreement for so long as such provisions remain in effect), other than the Executive Committee, which committees, to the extent conferred by the resolutions designating such committees and except as otherwise provided by statute, shall have and may exercise the authority of the Board of Directors. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings and determine its action. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

          Section 6.  Compensation of Directors.  The Board of Directors shall
                      -------------------------
have authority to fix the compensation of directors for services to the Corporation in any capacity, including a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and committees thereof. Nothing herein contained shall be construed to preclude any

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director from serving the Corporation, its subsidiaries or affiliates in any capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   ----------

                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

          Section 1.  Place, Time, Call and Notice.  Meetings of the Board of
                      ----------------------------
Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix or as shall be specified in the notice of any such meeting, except that the first meeting of a newly elected Board of Directors for the election or appointment of officers and the transaction of other business shall be held as soon after its election as the directors may conveniently assemble and, if possible, at the place at which the annual meeting of stockholders which elected them was held. No call or notice shall be required for regular or stated meetings for which the time and place have been fixed, and no notice shall be required for any first meeting of a newly elected Board of Directors which is held immediately following an annual meeting of stockholders at the same place as such meeting. If any day fixed for a regular or stated meeting shall be a legal holiday at the place where the meeting is to be held, such meeting shall be held at the scheduled hour on the next business day not a legal holiday. Special meetings may be called by or at the direction of the Chairman of the Board, if there be one, the Chief Executive Officer, if there be one, the President or a majority of the directors of the Corporation, and notice of the time and place thereof and of any first meeting of a newly elected Board of Directors which is not held immediately following an annual meeting of stockholders at the same place as such meeting shall be given by the Secretary of the Corporation to each director by mail, depositing such notice in a sealed wrapper addressed to such director in a United States post office or letter box, with first-class postage thereon prepaid, at least five days before the day on which such meeting is to be held, by reputable overnight courier guaranteeing next-day delivery, delivering such notice to such courier at least three days before the day on which such meeting is to be held, or by telegraph, telecopier, cable or wireless addressed to such director or delivered to him personally or by telephone at least 24 hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof. Any requirement of furnishing a notice shall be waived by any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, that such meeting is not lawfully called or convened.

          Section 2.  Quorum and Action.  A majority of the directors which the
                      -----------------
Corporation would have if there were no vacancies shall constitute a quorum, except that when a vacancy or vacancies prevent such a majority, a majority of the directors then in office shall constitute a quorum provided such majority shall constitute at least one-third of the directors which the Corporation would have if there were no vacancies. A majority of the directors present, whether or not a quorum, may adjourn a meeting to another time and place. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled. The vote of a majority of the directors which the Corporation would have if there were no vacancies shall be the act of the Board of Directors as to all matters.

          Section 3.  Conduct of Meetings.  The Chairman of the Board, if there
                      -------------------
be one, and if present, shall preside at all meetings. Otherwise, the Chief Executive Officer, the President or any other director chosen by the Board of Directors shall preside. The Secretary of the Corporation, if a director and present, shall act as secretary of the meeting and keep the minutes thereof. Otherwise, a director appointed by the chairman of the meeting shall act as secretary and keep the minutes thereof.

          Section 4.  Informal Action.  Any member or members of the Board of
                      ---------------
Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

          Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceed, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          Section 3. To the extent that any person described in Sections 1 and 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

          Section 5. Expenses (including, without limitation, attorneys' fees) incurred by any person or on such person's behalf in defending any action, suit or proceeding, if authorized by the Board of Directors in the manner provided for in Section 4 of this Article V, shall be paid by the Corporation in advance of the final disposition of such Proceeding, within 10 days after receipt by the Corporation of the written request of such person for such advance. The Board of Directors may condition such advance upon the receipt of the written undertaking of such person or on such person's behalf to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation. Such undertaking shall not be required to be guaranteed by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment.

          Section 6. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VI
                                   ----------

                                    OFFICERS
                                    --------

          Section 1.  Number, Election and Vacancies.  The Board of Directors at
                      ------------------------------
its first meeting after the election of directors in each year shall elect or appoint a President, a Secretary and a Treasurer and may elect or appoint a Chairman of the Board, a Chief Executive Officer and one or more Vice Presidents. The Board of Directors may at any time and from time to time elect or appoint a Controller and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers, agents and employees as it may deem desirable. Any number of offices may be held by the same person. The election or appointment of an officer shall not of itself create any contract rights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

          Section 2.  Term of Office, Resignation and Removal.  Unless otherwise
                      ---------------------------------------
prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board Directors following the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors with cause or without cause.

          Section 3.  Security.  The Board of Directors may require any officer,
                      --------
agent or employee of the Corporation to post a bond or give other security for the faithful performance of his duties.

          Section 4.  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
perform all duties incident to the office of the Chairman of the Board.   He
shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. He shall have such powers and perform such duties as the Board may from time to time prescribe.

          Section 5.  Chief Executive Officer.  The Chief Executive Officer
                      -----------------------
shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, be an ex officio member of all committees of the Board. He shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board.

          Section 6.  President.  The President shall be the chief operating
                      ---------
officer of the Corporation and in the absence or non-election of the Chairman of the Board and the Chief Executive Officer, and subject to the control of the Board of Directors, shall direct the business and affairs of the Corporation.

          Section 7.  Vice Presidents.  Each Vice President shall have such
                      ---------------
designation as the Board of Directors may determine and such designation as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, as the President may from time to time assign to him.

          Section 8.  Secretary.  The Secretary shall, if present, act as the
                      ---------
secretary of and keep the minutes of all meetings and actions in writing of the stockholders and, if a director, of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the stockholders and of the Board of Directors. He shall be custodian of the seal of the Corporation, which he shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, as the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President may from time to time assign to him.

          Section 9.  Treasurer.  The Treasurer, subject to the direction of the
                      ---------
Board of Directors, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall keep full and accurate accounts of such receipts and disbursements, shall be responsible for deposits in and withdrawals from the depositories of the Corporation, shall disburse the funds of the Corporation as directed by the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President, shall render an account of the financial condition of the Corporation and of his transactions as Treasurer whenever requested by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President, and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President may from time to time assign to him.

          Section 10.  Other Officers; Absence and Disability.  The other
                       --------------------------------------
officers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President may from time to time assign to them. The Assistant Vice Presidents, the Assistant Secretaries, the Assistant Treasurers and the Assistant Controllers, if any, shall, in the order of their respective seniorities, in case of the absence or disability of a Vice President, the Secretary, the Treasurer or the Controller, respectively, perform the duties of such officer and have such powers and other duties as the Board of Directors or the Chairman of the Board, if any, the Chief Executive Officer, if any, or President may from time to time prescribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any person whom it may select.

          Section 11.  Compensation of Officers.  The Board of Directors shall
                       ------------------------
have authority to fix the salary and other compensation, if any, of any officer of the Corporation or to appoint a committee for such purpose. Nothing herein contained shall be construed to preclude any officer from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation, but any such officer who is also a director shall not have any vote in the determination of the salary or other compensation to be paid to him.

                                  ARTICLE VII
                                  -----------

                      LIMITATIONS ON AUTHORITY OF OFFICERS
                      ------------------------------------

          Section 1.  Authority of Officers to Take Certain Actions.
                      ---------------------------------------------
Notwithstanding anything to the contrary in these By-Laws, no officer of the Corporation shall be empowered to take any of the following actions without the prior approval of a majority of the Board of Directors:

          (i) any acquisition or disposition of any ownership or similar interests (excluding leasehold interests) in real property;

          (ii) any purchase or other acquisition of assets or any other business or operations, or investment in any person or entity, in a single transaction or series of related transactions, other than in the ordinary course of business;

          (iii) any sale or other disposition of assets or any other business or operations, or investment in any person or entity, in a single transaction or series of related transactions, other than in the ordinary course of business;

          (iv) any acquisition or formation of any subsidiaries or the establishment of any branch offices;

          (v) incurring any obligation for borrowed money, or the assumption of any guarantee of any obligation of any person or entity, in excess of $100,000 in a single transaction or series of related transactions, excluding transactions with affiliates;

          (vi) the making of any advance to, loan to or guarantee of any obligation of, any person or entity, in excess of $100,000 in a single transaction or series of related transactions, excluding transactions with affiliates;

          (vii) the filing and conducting of any law suit, other than law suits which are immaterial and in the ordinary course of the business of the Corporation; and

          (viii) any transactions not in the ordinary course of the business of the Corporation.

          Section 2.  Authority of Officers to Act Individually.
                      -----------------------------------------
Notwithstanding anything to the contrary in these By-Laws, no officer of the Corporation shall be empowered to take any of the following actions on behalf of the Corporation without either (a) the prior approval of a majority of the Board of Directors or (b) the joint decision of at least one other officer of the Corporation, any of the actions set forth below:

          (i) Any action described in Section 1 of this Article VII;

          (ii) the making of any advance to, loan to or guarantee of any obligation of, any director or employee of the Corporation, in excess of monthly gross salary for such individual;

          (iii) the execution, amendment, modification or termination of any lease or similar agreement, or the commitment to any obligation, which provides for total payments or receipts over the term of such agreement or commitment in excess of $50,000;

          (iv) the execution, amendment, modification or termination of any agreement, or the commitment to any obligation (other than with respect to the employment of any employee), which provides for total payments or receipts over the term of such agreement or commitment in excess of $50,000;

          (v) the employment or termination of any employee having an annual salary (including bonus, etc.) of more than $50,000, including the execution, amendment, modification or termination of any employment agreement, or the commitment to any employment obligation;

          (vi) incurring any obligation for borrowed money, or the assumption of any guarantee of any obligation of any person or entity, in excess of $50,000 in a single transaction or series of related transactions;

          (vii) the making of any advance to, loan to or guarantee of any obligation of, any person or entity, in excess of $50,000 in a single transaction or series of related transactions; and

          (viii)    the establishment of any bank accounts.

                                  ARTICLE VIII
                                  ------------


                        CORPORATE RECORDS; BANK ACCOUNTS
                        --------------------------------

          Section 1.  Form of Records.  Any records maintained by the
                      ---------------
Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or be in the form of punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled by statute to inspect the same.

          Section 2.  Examination of Books by Stockholders.  The books, accounts
                      ------------------------------------
and records of the Corporation may be kept at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether and to what extent the books, accounts and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation except as provided by statute or by resolution of the Board of Directors.

          Section 3.  Bank Accounts.  The Board of Directors may from time to
                      -------------
time authorize the opening and maintenance of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                   ARTICLE IX
                                   ----------

                                SHARES OF STOCK
                                ---------------

          Section 1.  Certificates Representing Stock.  Every holder of stock in
                      -------------------------------
the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, by the Chairman of the Board, if there be one, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

          The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

          Section 2.  Stock Transfers.  Upon compliance with provisions
                      ---------------
restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

          Section 3.  Record Date For Stockholders.  For the purpose of
                      ----------------------------
determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 4.  Transfer Agents and Registrars.  The Board of Directors
                      ------------------------------
may appoint one or more transfer agents and one or more registrars, whose respective duties shall be defined by the Board of Directors. The duties of transfer agent and registrar may be combined. No certificate for shares of stock shall be valid unless countersigned by a transfer agent, if the Corporation has a transfer agent, or by a registrar, if the Corporation has a registrar. The signature of a transfer agent or a registrar may be a facsimile.

                                   ARTICLE X
                                   ---------


                                 CORPORATE SEAL
                                 --------------

          The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe. The corporate seal on any corporate bond or other obligation for the payment of money may be a facsimile, engraved or printed.

                                   ARTICLE XI
                                   ----------


                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors may from time to time fix.

                                  ARTICLE XII
                                  -----------


                VOTING OF SHARES OF STOCK IN OTHER CORPORATIONS
                -----------------------------------------------

          Shares of stock in other corporations which are held by the Corporation shall be voted by the Chairman of the Board, Chief Executive Officer or President (or in their absence, Vice President) of the Corporation, or by a proxy or proxies appointed by one of them, provided, however, that the Board of Directors may in its discretion appoint some other person to vote such shares of stock.

                                  ARTICLE XIII
                                  ------------


                              AMENDMENT OF BY-LAWS
                              --------------------

          The power to amend, alter and repeal these By-Laws and to adopt new By-Laws shall be vested in the Board of Directors, provided that the Board of Directors may delegate such power, in whole or in part, to the stockholders.

                                 Article III

Section 11.  IWO HOLDINGS, INC. CORPORATE AUTHORITY / OFFICER SIGNATURE
-----------------------------------------------------------------------
GUIDELINES
----------


I.  Authority delegated to CEO with written concurrence of COO, CFO, GC, or CTO
                           ---      -------                ---  ---  --     ---
    to act on the following matters:

    A.  Budgeted capital expenditures:
        -----------------------------

    .    Capital expenditures in existing budget for projects detailed therein.
    .    Unspent budget dollars are not available for other purposes.
                                    ---
    . Capital expenditures not in existing budget up to $50,000 or 10% over budget per project, but not more than $200,000 in the aggregate.
                -----------                             -----------------
    . Also CEO or COO may execute ordinary course contracts for handsets or other inventory within 10% of monthly budget.

    EXCLUSIONS:   Budget items that must be approved by Executive Committee:
                  ---------------------------------------------------------

    .    Any single unbudgeted capital expenditure of more than $50,000.
    . Any unbudgeted capital expenditure more than $50,000 or 10% over budget per project or more than $200,000 in the aggregate.
                -----------                       ----------------
    . Any material deviation from annual inventory purchase plans; includes opportunistic bulk buying and any increase/decrease due to sale plan adjustments.

    B.   Disposal or encumbrance of assets (excluding inventory sold in the
         ------------------------------------------------------------------
         ordinary course).
         ----------------

    . Encumbrances with book or fair market value up to $100,000 per transaction.

    EXCLUSIONS:   Encumbrances that must be approved by Executive Committee:
                  ---------------------------------------------------------

    . Encumbrances of assets with a book or fair market value of more than $100,000 per transaction.
    .    Sale or merger of stock or assets of a subsidiary.
    .    Acquisition of stock or assets of another company.
    .    Loans outside the ordinary course for more than $10,000 per borrower.
    . Opening letters of credit for more than $100,000 (other than those relating to insurance coverage).
    .    Sale or purchase of Corporation stock.
    .    Declaration of payments or dividends.

    C.   Lease of Real or Personal Property
         ----------------------------------

    . Lease of real or personal property (including cell sites) with total commitment up to $15,000 per month. NOTE: For all cell sites, switches and network equipment and utilities infrastructure, CEO or CTO may
                                                               --
       execute ordinary course contracts within the budget.

    EXCLUSIONS:  Leases that must be approved by Executive Committee:
                  ----------------------------------------------------

    . Leases with principal commitment value of more than $250,000, excluding cell sites, base stations, RF equipment, and cell site
         ---------
         utilities.

    D.   Administration of Employee Compensation Programs
         ------------------------------------------------

    EXCLUSIONS:   Programs that must be approved by Executive Committee:
                  ------------------------------------------------------

    .    Annual incentive program and targets.
    . Final approval of compensation awards under incentive compensation plan (including approval of incentive plan and discretionary bonus).
    . Hiring or salary of any employee whose base salary plus bonus total more than $150,000 annually, excluding commissioned salespeople.
    . Election or termination of any officer, and employment, appointment or termination at the level of vice president or above.
    . Corporation-wide salary increases with annual aggregate cost of more than $50,000 over budget.

    E.   Administration of Employee Benefit Program (with Approval of Changes in
         ------------------------------------------
         Annual Aggregate of up to $100,000).

    EXCLUSIONS: Administration that must be approved by Executive Committee:
                -----------------------------------------------------------

    . Any change in employee benefit plans with annual aggregate increase of more than $100,000.
    .    Any grant of stock or stock options.

    F.   Execution of ordinary course contracts with individual value of
         ---------------------------------------------------------------
         $100,000 or Non-Ordinary Course up to $50,000.
         ----------------------------------------------

    EXCLUSIONS:   Execution of contracts that must be approved by Executive
                  ---------------------------------------------------------
Committee:
----------

    . Approval of purchase orders or merchandise contracts other than in ordinary course greater than $100,000 and any merchandise contracts or commitments in excess of $500,000.
    .    Sales on credit, other than those in ordinary course greater than
         $100,000
    . Outside consulting contracts with a value greater than $50,000 or to whom payments are expected to exceed $100,000 annually.
    .    Approval of any small package delivery service provider.

    . Approval, modification or termination of any other contract (including all license agreements, union contracts, joint ventures, partnerships or similar contracts) with commitment value greater than $250,000.
    . Approval of any other non-ordinary course payments (including litigation settlements) greater than $100K.

II. Authority delegated by the Board of Directors exclusively to Executive Committee (matters not within discretion of CEO and other Corporate
                        ---
     officers).

    .    Any plant or facility closing for a material time period.
    .    Incorporation or liquidation of any legal entity of the Corporation
    . Any related party transaction, as defined by Financial Accounting Standards Board No. 57, outside of ordinary course of business.
    .    Any amendment of Corporate By-laws.
    . Approval of authorized signatures and signing authorities on all bank accounts for check signing, money transfer authorities, etc.
    . Delegation of authority to individuals other than corporate officers to execute contracts or other agreements (excluding regular ordinary course purchase orders) on behalf of the Corporation.
    .    Any change or proposed change in the Corporation's logo or trade name.
    . Any press release which refers to Investcorp or any of its affiliates, or any of their respective officers, directors or employees, as well as any press release regarding the Corporation's operations or strategic plans.

III.   Board of Directors retains sole authority over following matters:

    A.   Annual approval for upcoming year of:
         ------------------------------------

    .    Corporation's Strategic Plan.
    . Financial plan including Operating Budget, consisting of Income Statement, Balance Sheet and Cash Flows.
    .    Capital Expenditure Budget, including Network Build-out Plan.
    . Corporation's acquisition plans, including acquisition opportunities and detailed return on capital employed analyses.
    .    Corporation's draft and final audited financial statements.
    .    Corporation's annual Risk Management and Health Benefit Plans.

     B.   Approval of:
          -----------

    .    General and corporate counsel
    .    Independent auditors
    . Principal banking institutions (where Corporation maintains deposit, borrowing and other relationships)
    .    Investment banking institutions
    .    Corporation's public relations and advertising agency

    .    Insurance agents, brokers, including health benefits broker
    .    Employee benefits consultant
    . Corporation's benefit plans trustees, administrators, and investment advisors

IV. Reporting Requirements - CEO (or other officers or managers) must provide Executive Committee with comprehensive status reports/reviews of following matters during the timetables set forth herein:

     A.   Promptly (as they arise)
          --------

    .    Tax matters.
    .    Legal maters, including proposals for settlement.
    .    Material changes in relationships with vendors.
    .    Material changes in Corporation's operating or financial performance.
    .    Initiation of contact from potential buyers of Corporation or its assets.
    . Notices of default/acceleration under loan agreements, notes, or significant contracts.
    .    Material defalcations.
    .    Labor contract issues.
    .    Notice of changes within lending group.

    B.   Monthly
         -------

    . Available financial and operating results and status updates on key Corporate initiatives.
    .    Reconciliation/analysis of actual verses budgeted capital expenditures.
    .    Key economic drivers.
    .    Major customer status/variances from plan.

V. CEO or other management team members shall provide Board of Directors with comprehensive review of following matters in the timetables set forth herein (or more frequently, if needed):

     A.   Quarterly Reports
          -----------------

    .    Status of tax matters/issues.
    .    Legal matters including potential litigation.
    .    Competitive environment and competition.
    .    Information systems.
    .    Banking relationships.
    . Summary of internal audit results (work plan, findings and conclusions, and distribution of internal reports as and when available).

     B.   Annual Reporting
          ----------------

    .    Independent accountant's management letters.

    .    Tax update.
    .    Legal update.
    .    Officers' salaries, bonus, plus wage adjustment recommendations.
    .    Insurance programs, including property/casualty and employee benefits.
    .    Officer performance reviews.
    .    Union relationships.